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 HANCOCK FABRICS, INC.                                                EXHIBIT 11
 COMPUTATION OF EARNINGS PER SHARE
 (unaudited)

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 (dollars in thousands, except for
   per share amounts)                                               Thirteen Weeks Ended       Twenty-six Weeks Ended
                                                                  ------------------------   --------------------------
                                                                    July 30,     July 31,       July 30,      July 31,
                                                                      1995         1994           1995          1994
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

 Primary earnings per share

   Net earnings                                                   $       843   $       868    $     2,141   $     1,892
                                                                  ======================================================
   Weighted average number of common shares
    outstanding during period                                      21,587,901    21,543,771     21,489,967    21,454,855


   Additional shares attributable to common
    stock equivalents                                                 109,868        75,945        134,739        83,570

   Shares attributable to tax effect of restricted stock
    and related deferred compensation                                (486,200)     (401,400)      (463,040)     (393,971)
                                                                  ------------------------------------------------------

                                                                   21,211,569    21,218,316     21,161,666    21,144,454
                                                                  ======================================================
   Earnings per share                                             $      0.04   $      0.04    $      0.10   $      0.09
                                                                  ======================================================

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 Fully diluted earnings per share

   Net earnings                                                   $       843   $       868    $     2,141   $     1,892
                                                                  ======================================================
   Weighted average number of common shares
    outstanding during period                                      21,587,901    21,543,771     21,489,967    21,454,855


   Additional shares attributable to common
    stock equivalents                                                 179,067        75,945        166,367        84,098

   Shares attributable to tax effect of restricted stock
    and related deferred compensation                                (482,717)     (401,400)      (463,040)     (393,971)
                                                                  ------------------------------------------------------

                                                                   21,284,251    21,218,316     21,193,294    21,144,982
                                                                  ======================================================
   Earnings per share                                             $      0.04   $      0.04    $      0.10   $      0.09
                                                                  ======================================================
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